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                                                                  EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Global Industries, Ltd.'s Registration Statements on Form S-8 (No. 33- 58048 and No. 33-89778) and also in their Registration Statement on Form S-3 (No. 333-18773), of our report dated February 2, 1996 with respect to the financial statements of CCC Fabricaciones y Construcciones, S.A. de C.V. as of December 31, 1995 and 1994 and for the years then ended included in this Current Report on Form 8-K of Global Industries, Ltd. dated February 10, 1997.



Fernando Holguin Maillard
Partner
KPMG Cardenas Dosal, S.C.
   Peat Marwick

Mexico City
February 10, 1997